Exhibit 99.2
Dr Pepper Snapple Group, Inc.
Supplemental Financial Data — Segment Realignment: Profitability
As Reported and As Recast
(Unaudited, in millions)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Full Year	Full Year	Full Year
	2008	2008	2008	2008	2008	2007	2006
Segment Underlying Operating Profit (UOP) — As Reported

Segment Results
Beverage Concentrates	$150	$222	$181	$225	$778	$731	$710
Finished Goods	65	72	60	48	245	221	228
Bottling Group	(25)	9	(7)	(13)	(36)	76	74
Mexico and Caribbean	19	32	27	8	86	100	102
LIFO inventory adjustment	(6)	(8)	(3)	(3)	(20)	(6)	(3)
Intersegment eliminations and impact of foreign currency	8	(13)	(5)	8	(2)	2	(12)
Adjustments	(25)	(45)	(40)	(1,109)	(1,219)	(120)	(81)

Income (loss) from operations	$186	$269	$213	$(836)	$(168)	$1,004	$1,018

Segment Operating Profit — As Recast

Segment Results
Beverage Concentrates	$126	$174	$126	$196	$622	$608	$663
Packaged Beverages	101	143	131	108	483	564	491
Latin America Beverages	17	34	27	8	86	96	75

Total Segment Operating Profit	244	351	284	312	1,191	1,268	1,229
Unallocated corporate costs	50	64	69	76	259	253	216
Impairment of goodwill and intangible assets	—	—	—	1,039	1,039	6	—
Restructuring costs	10	14	7	26	57	76	27
Other operating expense (income)	(2)	4	(5)	7	4	(71)	(32)

Income (loss) from operations	$186	$269	$213	$(836)	$(168)	$1,004	$1,018

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